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Exhibit 99.1

PRESS RELEASE



                   CCC INFORMATION SERVICES INC. ANNOUNCES ITS

                  EXIT FROM THE U.S. CLAIMS OUTSOURCING MARKETS



                       Reinforces focus on core strengths


     (Chicago, IL, April 19, 2001) - CCC Information Services Inc., a leading supplier of advanced software and communications systems to the automotive claims industry, today announced that it will exit the U.S. claims outsourcing market. This market is served by CCC Consumer Services Inc. (CSI), a U.S. subsidiary handling claims administration and policy fulfillment outsourcing to private passenger auto insurance businesses.

     "This is another step toward exiting the claims outsourcing market, which we initiated in the fourth quarter of 2000, with the closure of D.W. Norris, our U.K.-based claims outsourcing business. These actions will allow us to focus our efforts and resources solely on our core technology strengths to maintain our market share in our tools business and capture new growth opportunities," said Githesh Ramamurthy, Chairman, President and Chief Executive Officer of CCC Information Services Inc.

     "Our approach to exiting the U.S. claims outsourcing market is to move quickly in managing a thorough and efficient wind down of the business with the least disruption to our customers, suppliers, and employees," said Ramamurthy. "This process will ensure that expenses will be kept to a minimum and at targeted levels."

     As part of this move, CCC will begin to wind down the Value-added Claim Services suite of products, including: ACCESS Shop Network (audit of appraisals generated by a nationwide network of repair facilities), ACCESS Quality Audit Services (audit of appraisals


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generated by CCC and non CCC collision estimating systems), Total Loss Complete
(a total loss claims resolution service), and CARS Direct (a rental car reservation service). In addition, CCC is actively working with potential buyers for the Claims Administration and Policy Fulfillment businesses that administer claims and assist consumers directly with policy changes.

CCC anticipates the full wind down of this subsidiary, which employs 365 people, will take approximately six to nine months. In 2000, CSI reported $25.1 million in revenue and operating losses of $5.4 million.

          "This move confirms CCC's commitment to build upon a solid core business comprised of strong cash flows and customer relationships, improving margins and future growth prospects," said Reid Simpson, Executive Vice President and Chief Financial Officer of CCC Information Services Inc.

ABOUT CCC
CCC Information Services Inc., a wholly owned subsidiary of CCC Information Services Group (NASDAQ: CCCG), headquartered in Chicago, IL, is a leading supplier of advanced software and communications systems to the automotive claims industry, including information and network services for a wide variety of claims management solutions. Its value-added, technology-based products and services increase efficiency and facilitate communication among more than 14,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services Inc., visit our Web site at www.cccis.com; or contact Jeanene O'Brien at 312-229-3083, or Susan Jablonski at 312-229-2830.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statement, including any statement regarding the intent, belief, plans, or current expectations of the companies or their management, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those forward-looking statements

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and that contractual arrangements are complex, may be terminated under appropriate circumstances or revised by mutual agreement. The companies have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

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